UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2017

NEUROCRINE BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22705	33-0525145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12780 El Camino Real, San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 617-7600

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 9, 2017, Neurocrine Biosciences, Inc. (the “Company”) entered into a License Agreement (the “Agreement”) with BIAL – Portela & Ca, S.A. (“BIAL”) for the development and commercialization of opicapone for the treatment of human diseases and conditions, including Parkinson’s disease, in the United States and Canada (the “Company Territory”). Pursuant to the Agreement, BIAL granted the Company an exclusive and non-sublicensable license to specified BIAL know-how and patents, including BIAL’s interest in the joint inventions and joint patents under the Agreement, to use, market, distribute, import, offer for sale and commercialize products containing opicapone within the Company Territory, and granted the Company a non-exclusive and non-sublicensable license to specified BIAL know-how and patents, including BIAL’s interest in the joint inventions and joint patents under the Agreement, to develop licensed products within the Company Territory. Pursuant to the Agreement, BIAL retained the right to co-promote the licensed products within the Company Territory during certain periods of time and to engage in certain marketing-related activities in cooperation with the Company in the Company Territory. If BIAL exercises its option to co-promote the licensed products, the Company will enter into a co-promotion agreement with BIAL at a future time.

Under the terms of the Agreement, the Company is responsible for the management and cost of all opicapone development and commercialization activities in the Company Territory.

Under the terms of the Agreement, the Company will pay BIAL an upfront license fee of $30 million. The Company may also be required to pay up to an additional $115 million in milestone payments associated with the regulatory approval and net sales of products containing opicapone. Upon commercialization, the Company has agreed to determine certain annual sales forecasts. In the event that the Company fails to meet the minimum sales requirements for a particular year, the Company will be required to pay BIAL an amount corresponding to the difference between the actual net sales and the minimum sales requirements for such year, and if the Company fails to meet the minimum sales requirements for any two years, BIAL may terminate the Agreement. The Agreement also contemplates that the Company will purchase, and BIAL will supply, all drug product and investigation medicinal product for the Company’s development and commercialization activities in the Company Territory, and the parties will enter into an agreement for the supply of products containing opicapone and a quality agreement for such products at a future time.

The Agreement, unless terminated earlier, will continue on a licensed product by licensed product and country by country basis until a generic product in respect of such licensed product under the Agreement is sold in a country and sales of such generic product are greater than a specified percentage of total sales of such licensed product in such country (the “Term”). Upon the Company’s written request prior to the estimated expiration of the Term in respect of a licensed product, the parties shall negotiate a good faith continuation of BIAL’s supply of such licensed product after the Term. After the Term, and if BIAL is not supplying a certain licensed product, the Company shall pay BIAL a trademark royalty based on the net sales of such licensed product. Either party may terminate the Agreement earlier if the other party materially breaches the Agreement and does not cure the breach within a specified notice period, or upon the other party’s insolvency. BIAL may terminate the Agreement if the Company fails to use commercially reasonable efforts or fails to file a New Drug Application (an “NDA”) for a licensed product by a specified date or under certain circumstances involving a change of control of the Company. In certain circumstances where BIAL elects to terminate the Agreement in connection with the Company’s change of control, BIAL shall pay the Company a termination fee. The Company may terminate the Agreement at any time for any reason upon six months written notice to BIAL if prior to the first NDA approval in the United States, and upon nine months written notice to BIAL if such notice is given after the first NDA approval in the United States. If the Company’s termination request occurs prior to the first NDA approval in the United States, the Company will have to pay BIAL a termination fee except under certain conditions specified in the Agreement.

The foregoing description of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On December 23, 2016, the Company filed a Current Report on Form 8-K (the “December 2016 8-K”) announcing that Timothy P. Coughlin had informed the Company of his intention to voluntarily resign from his position as the Company’s Vice President and Chief Financial Officer for personal reasons, effective as of the first business day following the date on which the Company files its Annual Report on Form 10-K for the fiscal year ending December 31, 2016 with the Securities and Exchange Commission (the “Officer Resignation Date”).

On February 6, 2017, the Board of Directors of the Company appointed David-Alexander C. Gros, M.D. as the Company’s interim Chief Financial Officer, effective as of the Officer Resignation Date. Dr. Gros currently serves as the Company’s President and Chief Operating Officer, and will continue to serve in such capacities while performing his duties as the interim Chief Financial Officer.

Biographical information regarding Dr. Gros, as well as a description of his employment agreement, was provided in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 6, 2017.

(e) The Company maintains a bonus program for all employees of the Company, including its executive officers (the “Bonus Plan”). The Bonus Plan is administered by the Compensation Committee of the Board of Directors (the “Compensation Committee”). The purpose of the Bonus Plan is to reward employees, including executive officers, for successful achievement of specified performance goals.

The Compensation Committee may, at their sole discretion, eliminate any individual bonus or reduce or increase the amount of compensation payable with respect to any individual bonus. An executive officer must be an employee of the Company on the date of payment to qualify for a bonus under the Bonus Plan. Any executive officer who leaves the employment of the Company, voluntarily or involuntarily, prior to the payment date, is ineligible for any bonus under the Bonus Plan. On February 6, 2017, the Compensation Committee approved bonus payouts under the Bonus Plan for 2016 goal achievement. The individual amounts approved for payment to the Company’s named executive officers are set forth below:

Officer	Title	Bonus Amount
Kevin Gorman	Chief Executive Officer	$337,440
Christopher O’Brien	Chief Medical Officer	$243,500
Timothy Coughlin	Chief Financial Officer	$195,615
Haig Bozigian	Chief Development Officer	$197,500
Eric Benevich	Chief Commercial Officer	$169,200

On February 6, 2017, the Compensation Committee approved 2017 base salaries for the Company’s named executive officers. The individual 2017 base salaries approved for the Company’s named executive officers are set forth below:

Officer	Title	Base Salary
Kevin Gorman	Chief Executive Officer	$640,000
Christopher O’Brien	Chief Medical Officer	$501,600
Timothy Coughlin*	Chief Financial Officer	$434,700
Haig Bozigian	Chief Development Officer	$408,800
Eric Benevich	Chief Commercial Officer	$410,000

*	Mr. Coughlin’s 2017 salary will be reduced on the Officer Resignation Date as described in the December 2016 8-K.

On February 6, 2017, the Compensation Committee approved the grant of stock options to the Company’s named executive officers pursuant to the Company’s 2011 Equity Incentive Plan. The exercise price for these options is equal to the closing price of the Company’s stock on the NASDAQ Global Select Market on February 7, 2017 of $43.24. These options have a 10 year term and vest ratably on a monthly basis over a four year period, subject to the executive officer’s continued service to the Company. The individual option grants approved for the Company’s named executive officers are set forth below:

Officer	Title	Options Granted
Kevin Gorman	Chief Executive Officer	207,400
Christopher O’Brien	Chief Medical Officer	76,800
Haig Bozigian	Chief Development Officer	76,800
Eric Benevich	Chief Commercial Officer	76,800

On February 6, 2017, the Compensation Committee approved the grant of restricted stock units (“RSU”) to the Company’s named executive officers pursuant to the Company’s 2011 Equity Incentive Plan. These RSU vest ratably on an annual basis over a four year period, subject to the executive officer’s continued service to the Company. The individual RSU approved for the Company’s named executive officers are set forth below:

Officer	Title	RSU Granted
Kevin Gorman	Chief Executive Officer	33,400
Christopher O’Brien	Chief Medical Officer	10,600
Haig Bozigian	Chief Development Officer	10,600
Eric Benevich	Chief Commercial Officer	10,600

On February 6, 2017, the Compensation Committee approved bonus targets for the Company’s employees for payouts under the Company’s Bonus Plan for 2017 goal achievement. The individual bonus targets approved for the Company’s named executive officers are set forth below:

Officer	Title	Bonus Target
Kevin Gorman	Chief Executive Officer	70%
Christopher O’Brien	Chief Medical Officer	50%
Timothy Coughlin	Chief Financial Officer	50%
Haig Bozigian	Chief Development Officer	50%
Eric Benevich	Chief Commercial Officer	50%

Item 8.01	Other Events.

On February 6, 2017, the Board of Directors of the Company adopted a Policy for Recoupment of Incentive Compensation (a “Clawback Policy”), which provides for the Company’s recoupment of certain compensation paid to executive officers of the Company under certain circumstances.

A copy of the Clawback Policy is attached hereto as Exhibit 99.1.

Item	9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Neurocrine Biosciences, Inc. Policy for Recoupment of Incentive Compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2017	NEUROCRINE BIOSCIENCES, INC.

/s/ Darin M. Lippoldt
Darin M. Lippoldt
Chief Legal Officer